                             A. O. SMITH CORPORATION

                                3,500,000 SHARES*
                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                           , 2002
                               --------- --


Robert W. Baird & Co. Incorporated
Banc of America Securities LLC
Bear Stearns & Co. Inc.
     As Representatives of the Several Underwriters
     Identified in Annex A Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202


         SECTION 1. INTRODUCTORY. A. O. Smith Corporation, a Delaware corporation (the "Company"), proposes to sell 3,500,000 shares (the "Firm Shares") of its authorized common stock, $1.00 par value per share (the "Common Stock"), held as treasury shares by the Company, to the several underwriters identified in Annex A annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 525,000 additional shares of Common Stock (the "Optional Shares") held as treasury shares by the Company as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the "Shares."

         You, as representatives of the several Underwriters (the
"Representatives"), have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be $_________ per share.

         The Company hereby confirms its agreement with the Underwriters as follows:

         SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters, and shall be deemed to represent and warrant to, and agree with, the several Underwriters on each Closing Date (as hereinafter defined), that:

----------
* Plus an option to acquire up to 525,000 additional shares of Common Stock from the Company to cover over-allotments.

                  (a) Each of the Company and its subsidiaries (individually, a "Subsidiary" and collectively, the "Subsidiaries") is validly existing as a corporation or limited liability company in active status or good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus (as hereinafter defined) and the Registration Statement (as hereinafter defined); each of the Company and the Subsidiaries is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a material adverse effect on the financial condition, business, property, net worth or results of operations of the Company and the Subsidiaries, taken as a whole ("Material Adverse Effect"). Annexed hereto as Annex B is a complete and correct list of all of the Subsidiaries, including their jurisdiction of organization and direct equity owners. Annex B also identifies the Subsidiary that is a "significant subsidiary" (a "Significant Subsidiary") as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission"). Complete and correct copies of the certificate or articles of incorporation and bylaws (or their equivalent), as amended or restated ("Articles of Incorporation" and "Bylaws," respectively), of the Company and the Significant Subsidiary as in effect on the date hereof have been made available to counsel for the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date.

                  (b) The shares of Common Stock issued and outstanding immediately prior to the sale of the Shares hereunder as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable (except, to the extent applicable, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted), and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. The Shares to be sold by the Company to the Underwriters have been duly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable (except, to the extent applicable, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted), and will conform to the description thereof contained in the Prospectus and the Registration Statement. The delivery of certificates for the sale of the Shares hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title, other than any of the foregoing created by any of the Underwriters. Except as described in the Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company, and there are no holders of Common Stock or other securities of the Company, or of securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the "Act"), or the securities laws or regulations of any of the states of the United States (the "Blue Sky Laws").



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



                  (c) Except for the Subsidiaries, and as otherwise set forth in the Prospectus or on Annex B, the Company has no subsidiaries and does not own any equity interest of 5% or more in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization that is material to the Company and its Subsidiaries on a consolidated basis. Except as set forth in the Prospectus or on Annex B and except for director qualifying shares (if any), the Company owns directly or indirectly through a Subsidiary all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances or security interests, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable (except, to the extent applicable, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted). There are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person other than the Company or a Subsidiary to subscribe for or purchase any shares of capital stock of any Subsidiary.

                  (d) The Company has full corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or the Significant Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any material agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or the Significant Subsidiary is a party or by which the Company or the Significant Subsidiary, or any property owned or leased by the Company or the Significant Subsidiary, may be bound or affected;
(iii) violate any statute, ordinance, rule or regulation applicable to the Company or the Significant Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or the Significant Subsidiary; or (iv) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or the Significant Subsidiary; except, in the case of subsections (ii), (iii) and (iv) above, for such violations or liens, charges or encumbrances that would not result in a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the "Exchange Act"), the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (the "NASD"). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

                  (e) A registration statement on Form S-3 (Reg. No. 333-86074) with respect to the Shares, including the related preliminary form of prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Act and has been filed with the Commission. The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied. Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement if the registration statement has been declared effective pursuant to Rule 430A(b)) and as thereafter amended by post-effective amendment, if any, together with any registration statement and amendment filed pursuant to Rule 462 under the Act, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." Reference made herein to each Preliminary Prospectus or the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Exchange Act. The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required by the Act to the date hereof, and will file such additional amendments thereto as may hereafter be required by the Act.

                  (f) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus, nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date, the Registration Statement and the Prospectus conformed or will conform in all material respects to the requirements of the Act, and neither the Registration Statement nor the Prospectus included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties of the Company in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished by the Representatives to the Company pursuant to Section 4 hereof. Neither the Company, nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company, has distributed or will distribute prior to each Closing Date any written offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Representatives.

                  (g) The documents that are incorporated by reference in the Prospectus or the Registration Statement or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and any document so filed and incorporated by reference subsequent to the effective date of the Registration

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Statement shall, when it is filed with the Commission, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and when read together with the other information included in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued, and at each Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (h) Ernst & Young LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules of the Company filed with the Commission or incorporated by reference and included as a part of the Prospectus or the Registration Statement, are independent accountants with respect to the Company and the Subsidiaries as required by the Act. To the knowledge of the Company, Lattimore Black Morgan & Cain, PC, which has expressed its opinion with respect to the financial statements of State Industries, Inc. filed with the Commission or incorporated by reference and included as a part of the Prospectus or the Registration Statement, are independent accountants with respect to State Industries, Inc. as required by the Act.

                  (i) The consolidated financial statements of the Company and the related notes thereto included or incorporated by reference in the Prospectus and the Registration Statement present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of their respective dates or for the respective periods covered thereby, all in conformity with the accounting principles generally accepted in the United States of America consistently applied throughout the periods involved (except as otherwise noted therein). The financial statement schedules, if any, incorporated by reference into the Registration Statement present fairly, in all material respects, the information required to be stated therein on a basis consistent with the consolidated financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" as of the date indicated therein, and there has been no change therein since such date, except for changes in the amount of the Company's total debt and subsequent sales, if any, pursuant to this Agreement, pursuant to the exercise of stock options or defined contribution or benefit plans outstanding on the date hereof or pursuant to the conversion of shares of Class A Common Stock of the Company. The financial and statistical information and data relating to the Company in the Prospectus and the Registration Statement are accurately presented in all material respects and prepared on a basis consistent with the audited consolidated financial statements and books and records of the Company. The consolidated financial statements and schedules of the Company and the related notes thereto included in the Prospectus or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein.

                  (j) Neither the Company nor the Significant Subsidiary is, or would be with the giving of notice or passage of time or both, in violation or in breach of: (i) its respective Articles of Incorporation or Bylaws; (ii) any statute, ordinance, order, rule or regulation applicable to the Company or the Significant Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or the Significant Subsidiary;

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or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or the Significant Subsidiary is a party or by which any property owned or leased by the Company or the Significant Subsidiary is bound or affected; except, in each case above, for such violations or breaches as do not or would not have a Material Adverse Effect. Neither the Company nor the Significant Subsidiary has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or the Significant Subsidiary, the consequence of which would have a Material Adverse Effect. Except where it would not have a Material Adverse Effect, (A) each of the Company and the Significant Subsidiary has obtained and holds, and is in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter "permit" or "permits"), (B) all of such permits are in full force and effect and (C) each of the Company and the Significant Subsidiary has fulfilled and performed its obligations with respect to each such permit, and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit. Neither the Company nor any Subsidiary is or has been (by virtue of any occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, the consequence of which would have a Material Adverse Effect.

                  (k) There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which any property owned or leased by the Company or any Subsidiary is or may be the subject that are required to be described in the Registration Statement or the Prospectus but which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, neither the Company nor any
Subsidiary: (i) is in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, the "environmental laws"); (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws; (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim contemplated by subparagraphs (i), (ii), (iii) or (iv) above would have a Material Adverse Effect.

                  (l) There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act that has not been described or filed as required. All such contracts or agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary, and are

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enforceable by and against the Company or such Subsidiary, in accordance with the respective terms thereof.

                  (m) The Company or a Subsidiary has marketable title to all real property and good and valid title to all other property and assets reflected as owned by the Company or such Subsidiary in the Company's consolidated financial statements incorporated by reference into the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever except (i) those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus) or (ii) those which do not, individually or in the aggregate, have a Material Adverse Effect. All material items of property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid and binding leases, franchises, licenses or other agreements, with such exceptions as do not have a Material Adverse Effect.

                  (n) Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has taken during the five years prior to the date hereof or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which could cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                  (o) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to each Closing Date: (i) neither the Company nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, that could reasonably be expected to involve a Material Adverse Effect, except in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock (other than its regular quarterly dividend), and neither the Company nor any Subsidiary is or will be delinquent in the payment of principal or interest on any material outstanding debt obligation; and (iii) there has not been any change in the terms of the capital stock, any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving or which could be expected to involve a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                  (p) The Company or a Subsidiary owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses presently used in or necessary for the conduct of its business or ownership of its properties, and neither the Company nor any Subsidiary has violated or infringed upon the rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof, except for such violations or infringements as have not or would not have a Material Adverse Effect.

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                  (q) The Company and the Subsidiaries have in place and
effective such policies of insurance, with limits of liability in such amounts, as are prudent and customary in the businesses in which they are engaged.

                  (r) No labor dispute with, or grievances by, the employees of the Company or the Significant Subsidiary is pending or, to the knowledge of the Company, is imminent that would be reasonably likely to result in a Material Adverse Effect. Since the initial filing of the Registration Statement, there has been no change in the relationship of the Company or any Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in or that would be reasonably likely to result in a Material Adverse Effect.

                  (s) The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (t) All federal, state and local tax returns required to be filed by or on behalf of the Company or the Significant Subsidiary have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities, and all such tax returns, as filed, are accurate in all material respects; and the Company or the Significant Subsidiary has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or that would not have a Material Adverse Effect.

                  (u) The Company maintains a system of internal accounting controls sufficient for it and the Significant Subsidiary to provide reasonable assurances that: (i) material transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principals and to maintain accountability for material assets; (iii) access to material assets is permitted only in accordance with management's general or specific authorizations; and
(iv) the recorded accountability for material assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) Other than as described in the Prospectus, none of the Company, any Subsidiary or, to the knowledge of the Company, any officer or director of the Company or any Subsidiary is: (i) an officer, director or partner of any brokerage firm, broker or dealer that is a member of the NASD ("NASD member"); or (ii) directly or indirectly, a "person associated with" an NASD member or an "affiliate" of an NASD member, as such terms are used in the NASD Rules or Bylaws. In addition, to the knowledge of the Company, during the twelve months prior the date hereof, neither the Company nor any Subsidiary has issued or transferred any Common Stock, warrants, options or other securities, or any other items of value, to any of the Underwriters or any "related person" of any Underwriter, as such terms is used in the NASD Rules, expect as provided in this Agreement.



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                  (w) The Common Stock has been registered pursuant to Section
12(b) of the Exchange Act. The Common Stock and the Shares are authorized for listing on the New York Stock Exchange, subject only to official notice of issuance for shares of Common Stock that have not been issued.

                  (x) During the five years prior to the date hereof, all offers and sales of the securities of and by the Company prior to the date hereof were made in compliance in all material respects with the Act and all other applicable state and federal laws or regulations.

                  (y) The Company has obtained for the benefit of the Underwriters the agreement, substantially in the form annexed hereto as Annex C (each, a "Lock-Up Agreement"), enforceable by Robert W. Baird & Co. Incorporated ("Baird"), of each of the executive officers and directors of the Company listed on Annex D annexed hereto, that, for a period of 90 days after the date of the Prospectus, such persons will not, without the prior written consent of Baird or except as permitted in the Lock-Up Agreement, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any:
(i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock. As described more fully, and subject to the exceptions, in the Lock-Up Agreements, the Company hereby represents and warrants that it will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of Baird.

         A certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in Section 8(d) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

         SECTION 3. REPRESENTATION OF UNDERWRITERS. The Representatives will act as the representatives for the several Underwriters in connection with the public offering of the Shares, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

         SECTION 4. INFORMATION FURNISHED BY THE UNDERWRITERS. The information set forth (i) in the second paragraph of the Table of Contents page of the Prospectus, (ii) in the table of participating Underwriters and the third paragraph appearing under the caption "Underwriting" in the Prospectus, and
(iii) in the last two paragraphs appearing under the caption "Underwriting" in the Prospectus constitutes all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement.

         SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES.

                  (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Annex A hereto 3,500,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite its name on Annex A at the price per share of $__________.

                  (b) On the First Closing Date (as hereinafter defined), the Company will deliver to the Representatives, at the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by the Company against payment in Milwaukee, Wisconsin of the purchase price therefor by wire transfer of immediately available funds payable to the order of the Company with respect to the Firm Shares. As referred to in this Agreement, the "First Closing Date" shall be on the fourth (or third, if the price set forth in Section 5(a) above is determined before 3:30 p.m., Milwaukee, Wisconsin time on the date of this Agreement) full business day after the date of the Prospectus, at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than ten full business days after the date of the Prospectus as the Representatives and the Company may agree. The certificates for the Firm Shares to be so delivered will be in denominations and registered in such names as the Representatives request by written notice to the Company prior to the first full business day preceding the First Closing Date, and such certificates will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time on the first full business day preceding the First Closing Date at a location to be designated by the Representatives.

                  (c) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within 30 days after the date of the Prospectus to purchase up to 525,000 Optional Shares from the Company at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) upon written notice by the Representatives to the Company within 30 days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company, the names and denominations in which the certificates for such shares are to be registered and the date and place at which such certificates will be delivered. Such date of delivery (the "Second Closing Date") shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice to exercise. The number of Optional Shares to be purchased by each of the Underwriters pursuant to such notice shall equal that number of full Optional Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be purchased by the Underwriter under this

Agreement bears to the total number of Firm Shares. Certificates for the Optional Shares will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representatives. The manner of payment for and delivery of (including the denominations of and the name in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares.

                  (d) The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives, individually and not as the representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, "Closing Date" shall mean either the First Closing Date or the Second Closing Date.

         SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

                  (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representatives and counsel for the Underwriters promptly. If the effective time of the Registration Statement is prior to the execution and delivery of this Agreement and any information shall have been omitted therefrom in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act, and, if the Representatives do not reasonably object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and counsel for the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) or file any document under the Exchange Act before the termination or completion of the public offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference in the Registration Statement, if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives reasonably object to such filing.

                  (b) If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the Act or the Exchange Act, the Company promptly will advise the Representatives and counsel for the Underwriters thereof and will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or file such document which will correct such statement or omission or an amendment which will effect such compliance; and, if any Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Representatives, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.

                  (c) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, acquire any of the Common Stock nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to shareholders of record on a date prior to such earlier date, except as described in the Prospectus.

                  (d) The Company will make generally available to its security holders and the Representatives an earnings statement as soon as practicable, but in no event later than 60 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of 12 consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                  (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents, including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, in each case as soon as available and in such quantities as the Representatives may reasonably request.

                  (f) The Company will apply the net proceeds from the sale of the Shares hereunder for the purposes set forth in the Prospectus.

                  (g) The Company will cooperate with the Representatives and counsel for the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives designate, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of this Agreement. Until the termination of the offering of the Shares, the Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all material respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

                  (h) During the period of three years from the date of the Prospectus, the Company will furnish to each of the Representatives each report, statement or other document of the Company or its Board of Directors mailed to its shareholders or publicly filed with the Commission.

                  (i) Except for the issuance and sale by the Company of Common Stock upon exercise of currently outstanding stock options, the sale of the Shares pursuant to this Agreement, the issuance of Common Stock under the Company's defined contribution or benefit plans, the grant of stock options pursuant to the Company's stock option plans and the issuance of Common Stock upon the conversion of shares of Class A Common Stock of the Company, the Company shall not, for a period of 90 days after the date of the Prospectus, without the prior written consent of Baird, directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock; or (iii) securities that are convertible or exchangeable into shares of Common Stock.

                  (j) The Company will maintain a transfer agent and, if required by law or the rules of the New York Stock Exchange or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

                  (k) If the sale to the Underwriters of the Firm Shares is not consummated for any reason other than termination of this Agreement pursuant to
Section 11 hereof, without limiting any other rights the Underwriters may have, the Company agrees to reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Firm Shares, provided that such out-of-pocket expenses shall not exceed $50,000, and the provisions of Section 7 and 10 hereof shall at all times be effective and apply.

                  (l) The Company will use its commercially reasonable efforts to fulfill or cause to be fulfilled the conditions to the obligations of the Underwriters in Section 8 hereof.

                  (m) The Company will deliver to the Representatives as many
(i) conformed copies of the Registration Statement (as originally filed) (one of which shall be manually signed), (ii) conformed copies of each amendment thereto (including exhibits filed therewith and documents incorporated therein by reference) (one of which shall be manually signed), and (iii) copies of each Prospectus and Preliminary Prospectus, in each case as the Representatives may reasonably request.

         SECTION 7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incurred in incident to the performance of its obligations under this Agreement. Such costs, fees and expenses to be paid by the Company include, without limitation:

                  (a) All costs, fees and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters, but including such fees and disbursements described in subsection (b) of this Section 7) incurred in connection with the performance of the Company's obligations hereunder, including, without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to the listing of the Shares on the New York Stock Exchange; the fees and expenses of the Company's counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein and this Agreement, including, without limitation, shipping expenses via overnight delivery and/or courier service to comply with applicable prospectus delivery requirements (provided, however, that the Company shall only be liable for the costs of shipping such materials to the Underwriters and not to the customers or clients of the Underwriters); and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company's management and prospective investors.

                  (b) All registration fees and expenses, including legal fees (of up to $10,000) and disbursements of counsel for the Underwriters incurred in connection with qualifying or registering all or any part of the Shares for offer and sale (or otherwise preparing and filing notices, applications and other forms) under the Blue Sky Laws, preparing and delivering the Preliminary and Supplemental Blue Sky Memoranda and the clearing of the public offering and underwriting arrangements evidenced hereby with the NASD.

                  (c) All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares.

         SECTION 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions, unless waived in writing by the Representatives:

                  (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m., Washington, D.C. time, on the date of this Agreement, or such later time and date as shall have been consented to by the Representatives, which consent shall be deemed to have been given if the Registration Statement shall have been declared effective on or before the date and time requested in the acceleration request submitted on behalf of the Representatives pursuant to Rule 461 under the Act; all filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been instituted or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Representatives acting in good faith.

                  (b) Subsequent to the execution of this Agreement,

                           (i) there shall not have occurred any change or
development involving, or which could be reasonably expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, and

                           (ii) the Company shall not have sustained any loss or
interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree having a Material Adverse Effect, the effect of which on the Company, in any such case described in clause (i) or
(ii) above, is in the reasonable and good faith opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                  (c) The Representatives shall not have advised the Company that the Registration Statement or Prospectus contains an untrue statement of fact that, in the reasonable and good faith opinion of the Representatives or counsel for the Underwriters, is material or omits to state a fact that, in the reasonable and good faith opinion of the Representatives or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

                  (d) The Representatives shall have received opinions of Foley & Lardner, special counsel for the Company (as to the matters set forth below in subsections (i), (ii), (vi), (viii), (ix) and (xiv)), and the Vice President, General Counsel and Secretary of the Company (as to the matters set forth in subsections (iii), (iv), (v), (vii), (x), (xi), (xii) and (xiii) addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                           (i) The Company is validly existing as a corporation
in good standing under the laws of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and the Registration Statement;

                           (ii) The authorized capital stock of the Company
consists of 60,000,000 shares of Common Stock, par value $1.00 per share, 14,000,000 shares of Class A common stock, par value $5.00 per share, and 77,000,000 shares of preferred stock, $1.00 par value per share;

                           (iii) The issued and outstanding shares of capital
stock of the Company immediately prior to the sale of the Shares hereunder have been duly authorized and validly issued, are fully paid and nonassessable (except, to the extent applicable, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted), and, to such counsel's knowledge, there are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of capital stock of the Company and, to such counsel's knowledge, no shares of capital stock of the Company have been issued in violation of such rights;

                           (iv) The Significant Subsidiary is validly existing
as a corporation in good standing or active status under the laws of Tennessee, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; to such counsel's knowledge, the Company owns directly or indirectly and beneficially all of the issued and outstanding capital stock of the Significant Subsidiary;

                           (v) The certificates for the Shares to be delivered
hereunder conform in all material respects to the requirements of the Delaware General Corporation Law and the rules and regulations of the New York Stock Exchange; and when duly countersigned by the Company's transfer agent, and delivered to the Representatives or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable (except, to the extent applicable, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted);

                           (vi) The Registration Statement has become effective
under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; the Registration Statement and the Prospectus and any amendment or supplement thereto, including any document incorporated by reference into the Registration Statement (except for the financial statements and schedules and other statistical or financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; the conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied;

                           (vii) To such counsel's knowledge, there are no
pending or threatened legal or governmental proceedings that are required to be described in the Registration Statement or the Prospectus that are not so described, nor, to such counsel's knowledge, is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein, or to be filed as an exhibit to or incorporated by reference in the Registration Statement by the Act, which is not described, filed or incorporated by reference required;

                           (viii) Statements set forth in the Prospectus under
the heading "Description of Capital Stock," in the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on December 9, 1994, and in the Registration Statement under Item 15 insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                           (ix) The Company has full corporate power and
authority to enter into and perform this Agreement; the performance of the Company's obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution hereunder may be limited by applicable law and except as to enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief; and, to such counsel's knowledge, no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States having jurisdiction over the Company, is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (except for compliance with the Act, the Exchange Act, applicable Blue Sky Laws and the clearance of the underwriting arrangements with the NASD);

                           (x) The execution, delivery and performance of this
Agreement by the Company will not: (A) violate any provisions of the Articles of Incorporation or Bylaws of the Company or the Significant Subsidiary; (B) violate any of the provisions of, or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument to which the Company or the Significant Subsidiary is a party or by which the Company or the Significant Subsidiary, or any of their respective owned or leased property is bound, and which is filed or incorporated by reference as an exhibit to the Registration Statement; or (C) violate any statute, ordinance, order, rule, decree or regulation of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States having jurisdiction over the Company or the Significant Subsidiary (assuming compliance with all applicable federal and state securities laws);

                           (xi) To such counsel's knowledge, there are no
holders of Common Stock or other securities of the Company, or securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such securities under the Act or any Blue Sky Laws;

                           (xii) The Shares are authorized for trading on the
New York Stock Exchange;

                           (xiii) To such counsel's knowledge, neither the
Company nor the Significant Subsidiary is, nor with the giving of notice or passage of time or both would be, in violation of its respective Articles of Incorporation or Bylaws; and

                           (xiv) The Company is not an "investment company," as
such term is defined in the Investment Company Act of 1940, as amended.

                  Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of auditors for the Company and representatives of the Underwriters and their counsel during which the content of the Registration Statement and the Prospectus and related matters were discussed and reviewed, and that, although such counsel is not verifying, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference into the Registration Statement or the Prospectus, on the basis of the information that was developed in the course of the performance of such services, they have no reason to believe that the Registration Statement including any document incorporated by reference therein, on its effective date, contained any untrue statement of material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto including any document incorporated by reference therein, as of its issue date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial or statistical data contained in the Registration Statement, any amendment thereto including any document incorporated by reference therein, or the Prospectus, or any amendment or supplement thereto including any document incorporated by reference therein).

                  To the extent that any of such opinions are stated to be based upon such counsel's knowledge or to be given "to the knowledge of such counsel," such qualification shall signify that no information has come to the attention of the attorneys in such firm who have been involved in the preparation or review of the Registration Statement or the Prospectus that would give them actual current knowledge of the existence or absence of such matter in question.

                  In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and any governmental officials, and copies of all such certificates shall be furnished to the Representatives and for the Underwriters on or before each Closing Date.

                  (e) The Representatives shall have received an opinion of Michael Best & Friedrich LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the sale of the Shares hereunder, the Registration Statement and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as such counsel reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Representatives shall have received on each Closing Date, a certificate of Kenneth W. Krueger, Senior Vice President and Chief Financial Officer, and W. David Romoser, Vice President, General Counsel and Secretary, of the Company, in their respective capacities as such, to the effect that:

                           (i) The representations and warranties of the Company
set forth in Section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied in all material respects with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

                           (ii) The Commission has not issued an order
preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending under the Act or under the Blue Sky Laws of any jurisdiction;

                           (iii) Each of the respective signatories has examined
the Registration Statement and the Prospectus, and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, and such documents contain all statements of material fact required to be stated therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Registration Statement that has not been so filed; and

                           (iv) Since the date hereof, there shall not have
occurred any change or development involving, or which could be reasonably expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement. Since the date hereof, there shall not have occurred any of the following, such that when aggregated would have, or which could be reasonably expected to have, a material effect on the financial condition, business, property, net worth or results of operations of the Company and the Subsidiaries, taken as a whole: (A) except as so disclosed or in the ordinary course of business, the Company has incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company; (B) except as so disclosed, there has been any change in the outstanding capital stock of the Company (other than the grant of stock options under presently existing stock option plans, the issuance of shares of common stock upon exercise of currently outstanding stock options, the issuance of shares of Common Stock under the Company's defined contribution or benefit plans, or the issuance of shares of Common Stock pursuant to the conversion of shares of Class A Common Stock of the Company), or any change that is material to the Company in the short-term funded debt or long-term debt of the Company; (C) except as so disclosed, the Company has acquired any of the Common Stock or other capital stock of the Company or the Company has declared or paid any dividend (other than its regular quarterly dividend), or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to such Closing Date; (D) except as so disclosed, the Company has incurred any material contingent obligations, or material litigation is pending or threatened against the Company; and (E) except as so disclosed, the Company has sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

                  The delivery of the certificate provided for in this subsection (f) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii),
(iii), and (iv) to be set forth in said certificate.

                  (g) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as the representatives of the Underwriters, from Ernst & Young LLP, the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which letters shall be in form and substance reasonably satisfactory to the Representatives, acting in good faith and shall contain information as of a date within five days of the date of such letters. There shall not have been any change or decrease in any specified items relating to the Company or the Subsidiaries set forth in any of the letters referred to in this subsection (g) which makes it impracticable or inadvisable in the reasonable and good faith judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated thereby.

                  (h) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as the representatives of the Underwriters, from Lattimore Black Morgan & Cain, PC, State Industries, Inc.'s independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which letters shall be in form and substance satisfactory to the Representatives, acting in good faith and shall contain information as of a date within five days of the date of such letters. There shall not have been any change or decrease in any specified items relating to State Industries, Inc. set forth in any of the letters referred to in this subsection (h) which makes it impracticable or inadvisable in the good faith judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated thereby.

                  (i) The Shares shall have been qualified or registered for sale under the Blue Sky Laws (or exempt from such qualification or registration) of such jurisdictions as shall have been specified by the Representatives, and the Shares shall have been authorized for listing on the New York Stock Exchange and the Common Stock shall remain registered under the Exchange Act.

                  (j) Such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company).

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representatives and Michael Best & Friedrich LLP, counsel for the Underwriters, each acting reasonably under the circumstances. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the election of the Representatives will terminate upon notification to the Company without liability on the part of any Underwriter, including the Representatives, or the Company except for the provisions of Section 6(k) hereof and the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 10 hereof.

         SECTION 9. MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. The Company will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

         SECTION 10. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each director, member, partner or officer thereof) who controls any Underwriter within the meaning of the Act or the Exchange Act from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such document, application or information being hereinafter called a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company further agrees to reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company pursuant to Section 4 of this Agreement; and provided further that the Company shall not be liable in any such case for any Claim arising out of any such defect or alleged defect in any Preliminary Prospectus if a copy of the Prospectus shall not have been given or sent by or on behalf of such Underwriter to the person asserting such Claim as determined by a court of competent jurisdiction, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, to the extent that the Prospectus would have cured such defect or alleged defect giving rise to such Claim as determined by a court of competent jurisdiction. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person if any who controls the Company within the meaning of the Act or the Exchange Act, from and against any Claim to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and Baird), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance solely upon and in conformity with the written information furnished by the Representatives to the Company pursuant to Section 4 of this Agreement, and from and against any Claim to the extent that such Claim results from the failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim. Each Underwriter will severally reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such Claim as such expenses are incurred. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this Section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director or controlling person, pursuant to this Agreement in an aggregate amount in excess of the total price at which the shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this Section or otherwise, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the legal fees of more than one separate counsel, approved by Robert W. Baird & Co. Incorporated, if one or more of the Underwriters or their controlling persons are the indemnified parties). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                           (i) The indemnified party shall have employed
separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the second to last sentence of subsection (c) of this Section (it being understood, however, that the indemnifying party shall not be liable for the legal fees of more than one separate counsel, approved by Baird, if one or more of the Underwriters or their controlling persons are the indemnified parties);

                           (ii) The indemnifying party shall not have employed
counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

                           (iii) The indemnifying party has authorized the
employment of counsel at the expense of the indemnifying party.

                  (e) If the indemnification provided for in this Section is unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

                           (i) In such proportion as is appropriate to reflect
the relative benefits received by the Company and the Underwriters from the offering of the Shares; or

                           (ii) If the allocation provided by clause (i) above
is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

                  The relative benefits received by each of the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons), is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this

Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  (f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (c) of this Section. Notwithstanding the other provisions of this Section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

         SECTION 11. DEFAULT OF UNDERWRITERS. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this Section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than 10% of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in
Section 10 hereof.

         In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an

Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         SECTION 12. EFFECTIVE DATE. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.

         SECTION 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date, and the over-allotment option from the Company referred to in Section 5 hereof, if exercised, may be canceled by the Representatives at any time prior to or on the Second Closing Date, if in the reasonable and good faith judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

                  (a) Additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon the trading in securities generally, or since the date hereof, minimum or maximum prices or maximum ranges for prices shall have been generally established on the New York Stock Exchange, trading in securities generally shall have been suspended or materially limited on any of the New York Stock Exchange, the American Stock Exchange or on The Nasdaq Stock Market, trading in the Common Stock of the Company shall have been suspended by the Commission or the New York Stock Exchange, or a general banking moratorium shall have been established by either federal or state authorities in New York or Wisconsin;

                  (b) Any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect;

                  (c) After the date hereof, there has occurred any change or development involving, or which could reasonably be expected to involve, a Material Adverse Effect, whether or not arising in the ordinary course of business; or

                  (d) After the date hereof, there is an outbreak or material escalation of hostilities or other national or international calamity or crisis, the declaration by the United States of a national emergency or war, or any change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the reasonable and good faith judgment of the Representatives, as to have a material adverse effect on the financial markets of the United States, or to make it impracticable or inadvisable to proceed with the completion of the sale of and payment for the Shares as provided in this Agreement.

         Any termination pursuant to this Section shall be without liability on the part of any Underwriter to the Company, or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to Section 7 hereof or reimbursed by the Company pursuant to Section 6(k) hereof and except as to indemnification to the extent provided in Section 10 hereof.

         SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

         SECTION 15. NOTICES. All communications hereunder will be in writing and will be mailed, delivered, or telecopied (with receipt confirmed):

         To the Representatives:  Robert W. Baird & Co. Incorporated
                                  777 East Wisconsin Avenue
                                  Milwaukee, Wisconsin  53202
                                  Fax No.: (414) 765-3912
                                  Attention: Steven G. Booth, Managing Director

         with a copy to:          Michael Best & Friedrich LLP
                                  One South Pinckney Street
                                  Madison, Wisconsin  53703
                                  Fax No.: ( 608) 283-2275
                                  Attention: Tod B. Linstroth

         To the Company:          A. O.  Smith Corporation
                                  1270 West Park Place
                                  Milwaukee, Wisconsin 53224-9508
                                  Fax No.: (414) 359-4064
                                  Attention: Robert J. O'Toole, Chairman,
                                             President and CEO

         and to:                  A. O.  Smith Corporation
                                  1270 West Park Place
                                  Milwaukee, Wisconsin 53224-9508
                                  Fax No.: (414) 359-4143
                                  Attention: W. David Romoser, Vice President,
                                             General Counsel and Secretary

         with a copy to:          Foley & Lardner
                                  777 East Wisconsin Avenue
                                  Milwaukee, Wisconsin 53202
                                  Fax No.: (414) 297-4900
                                  Attention: Patrick G. Quick

         SECTION 16. PARTIES AND SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10 hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 17. PARTIAL UNENFORCEABILITY. If any Section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other Section, paragraph, clause or provision hereof.

         SECTION 18. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts that together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.





                            [SIGNATURE PAGE FOLLOWS.]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including the Representatives, all in accordance with its terms.

                                     Very truly yours,

                                     A. O. SMITH CORPORATION


                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------

         The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


                                     ROBERT W. BAIRD & CO. INCORPORATED


                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------


                                     BANK OF AMERICA SECURITIES LLC


                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------


                                     BEAR STEARNS & CO. INC.


                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------

                                     ANNEX A


Name of Underwriter                             Number of Firm Shares to be Purchased
-------------------                             -------------------------------------
Robert W. Baird & Co. Incorporated
Banc of America Securities LLC
Bear Stearns & Co. Inc.

                                                                        --------
                                                Total
                                                                        ========

                                     ANNEX B

                                  SUBSIDIARIES

                                                           State or Country          Equity Owner
Subsidiary                                                  of Organization          (Including %)
----------                                                 ----------------        ----------------
AOS Holding Company                                              Delaware          The Company (100%)
A. O. Smith International Corporation                            Delaware          The Company (100%)

APCOM, Inc.                                                      Tennessee         The Company (100%)(2)
State Industries, Inc.(1)                                        Tennessee         The Company (100%)

A. O. Smith Export, Ltd.                                         Barbados          The Company (100%)
A. O. Smith Holdings (Barbados) SRL                              Barbados          The Company (100%)

A. O. Smith Enterprises Ltd.                                      Canada           The Company (100%)

A. O. Smith (China) Water Heater Co., Ltd.                         China           The Company (100%)
A. O. Smith Electrical Products (Shenzhen) Co., Ltd.               China           The Company (100%)(2)

A. O. Smith L'eau Chaude S.a.r.l.                                 France           The Company (100%)(2)

A. O. Smith Warmwasser-Systemtechnik GmbH                         Germany          The Company (100%)(2)

A. O. Smith Electrical Products Limited Liability Company         Hungary          The Company (100%)

A. O. Smith Electric Motors (Ireland) Ltd.                        Ireland          The Company (100%)(2)
A. O. Smith Holdings (Ireland) Ltd.                               Ireland          The Company (100%)

IG-Mex, S.A. de C.V.                                              Mexico           The Company (100%)(2)
Motores Electricos de Juarez, S.A. de C.V.                        Mexico           The Company (100%)(2)
Motores Electricos de Monterrey, S.A. de C.V.                     Mexico           The Company (100%)(2)
Productos de Agua, S.A. de C.V.                                   Mexico           The Company (100%)(2)
Productos Electricos Aplicados, S.A. de C.V.                      Mexico           The Company (100%)(2)

A. O. Smith Electrical Products B.V.                        The Netherlands The    The Company (100%)
A.O. Smith Water Products Company B.V.                        Netherlands The      The Company (100%)
A.O. Smith Holdings B.V.                                      Netherlands The      The Company (100%)(2)
A.O. Smith Products v.o.f.                                      Netherlands        The Company (100%)(2)

A. O. Smith Electrical Products (S.E.A.) Pte Ltd.                Singapore         The Company (100%)

A. O. Smith Electrical Products Limited                       United Kingdom       The Company (100%)
State Water Heaters (U.K.) Limited                            United Kingdom       The Company (100%)(2)

----------
(1) Denotes a "Significant Subsidiary" of the Company for purposes of this Agreement.

(2) The Company's ownership of the Subsidiary may be in whole or in part indirectly through another Subsidiary.

                                     ANNEX C

                            FORM OF LOCK-UP AGREEMENT



Robert W. Baird & Co. Incorporated
Banc of America Securities LLC
Bear Stearns & Co. Inc.
     As Representatives of the Several Underwriters
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

         Re: A. O. Smith Corporation (the "Company")

Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (the "Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that, without the prior written consent of Robert W. Baird & Co. Incorporated, the undersigned will not, directly or indirectly, for a period commencing on the date hereof and continuing to a date 90 days after the date of the final prospectus for the Offering (the "Lock-up Period"), offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of (collectively, a "Disposition") any (i) shares of Common Stock, (ii) rights, options, or warrants to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security), it being agreed, however, that neither the exercise of a stock option nor the withholding or surrender of Securities to cover applicable taxes or to pay the exercise price on an option exercise shall be considered a Disposition, or (iii) securities that are convertible or exchangeable into shares of Common Stock now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition (collectively, the "Securities"). The foregoing sentence shall not apply to the Disposition of any or all of the Securities by gift, will or intestacy, provided that in any such case it shall be a condition to the Disposition that the transferee execute an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Lock-up Letter and there shall be no further Disposition of such Securities except in accordance with this Lock-up Letter.

         The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Securities held by the undersigned except in compliance with the foregoing restrictions.

         The undersigned represents and warrants that the undersigned has full power and authority to enter into this agreement and acknowledges that this agreement is enforceable against the undersigned by the Representative. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                             Very truly yours,


                                             -----------------------------------
                                             [Name of officer or director]

                                     ANNEX D

                LIST OF OFFICERS AND DIRECTORS SUBJECT TO LOCK-UP





                                       D-1